Exhibit 23

ACCOUNTANTS AND                                                                                                                       GRANT THORNTON (LOGO)

MANAGEMENT CONSULTANTS

Grant Thornton LLP

The US Member Firm of

Grant Thornton International

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 2, 2003 accompanying the consolidated financial statements included in the Annual Report of Multi-Color Corporation on Form 10-K for the year ended March 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Multi-Color Corporation on Forms S-8 (File No. 333-81260, effective January 23, 2002 and File No. 333-42487, effective December 18, 1997).

/s/ Grant Thornton LLP

Cincinnati, Ohio

June 24, 2003